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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of NCRIC Group, Inc. on Form S-8 of our report for NCRIC Group, Inc. and subsidiaries dated February 4, 1999 appearing in the Prospectus filed with the Commission by the Registrant (File No. 333-69537) pursuant to Rule 424(b) dated May 10, 1999.

Deloitte & Touche LLP


June 15, 1999
Washington, D.C.